EXHIBIT 2.2



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                                VOTING AGREEMENT

                                  BY AND AMONG

                                UTI CORPORATION,

                             PINE MERGER CORPORATION

                                       AND

              CERTAIN STOCKHOLDERS OF MEDSOURCE TECHNOLOGIES, INC.

                           DATED AS OF APRIL __, 2004




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

         VOTING AGREEMENT, dated as of April __, 2004 (this "Agreement"), by and among UTI Corporation, a Maryland corporation ("Parent"), Pine Merger Corporation, a Delaware corporation formed for the purpose of effecting the Merger (as defined below) ("Merger Sub"), and the parties listed on Annex A hereto (each, a "Stockholder" and collectively, the "Stockholders").

         WHEREAS, simultaneously with the execution of this Agreement, Medical Device Manufacturing, Inc., a Colorado corporation and a wholly owned subsidiary of Parent ("Purchaser"), Merger Sub and MedSource Technologies, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") (with all capitalized terms used but not defined herein having the meanings set forth in the Merger Agreement), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Purchaser (the "Merger"), which Merger Agreement has been approved by the Boards of Directors of the Company, Parent, Merger Sub and Purchaser;

         WHEREAS, each Stockholder owns the number of shares of Common Stock set forth opposite such Stockholder's name on Annex A hereto (such shares of Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, including any shares issued upon the exercise of any warrants or options, the conversion of any convertible securities or otherwise, being collectively referred to herein as the "Subject Shares");

         WHEREAS, upon completion of the transactions contemplated by the Merger Agreement, the Subject Shares will be converted into the right to receive the Merger Consideration; and

         WHEREAS, as a condition to the willingness of Purchaser and Merger Sub to enter into the Merger Agreement, Purchaser has required that each Stockholder agree and, in order to induce Purchaser and Merger Sub to enter into the Merger Agreement, each Stockholder has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE 1.
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         Each Stockholder, severally and not jointly, hereby represents and warrants to Parent and Merger Sub as follows:

         SECTION 1.1. ORGANIZATION. If such Stockholder is not an individual, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. If such Stockholder is an individual, such Stockholder is a natural Person residing in the United States.

         SECTION 1.2. AUTHORITY. If such Stockholder is not an individual, such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to be consummated by such Stockholder, all without the need for consent from any other Person. If such Stockholder is an individual, such Stockholder has the capacity to execute and deliver this Agreement, to perform such Stockholder's obligations hereunder and to consummate the transactions contemplated by this Agreement to be consummated by such Stockholder, all without the need for spousal or other consent. If such Stockholder is not an individual, the execution and delivery of this Agreement by such Stockholder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, limited liability company, partnership or other ownership action and no other proceedings on the part of such Stockholder and no stockholder or other votes or similar consents are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceedings may be brought).

         SECTION 1.3. THE SUBJECT SHARES. Except as set forth on Annex A hereto, such Stockholder is the sole record and beneficial owner of the Subject Shares set forth opposite such Stockholder's name on Annex A hereto. As of the date of this Agreement, such Stockholder does not own, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Subject Shares set forth opposite such Stockholder's name on Annex A hereto. Except as set forth on Annex A hereto, such Stockholder has, and will have through and including the Effective Time, (a) the sole right to vote,
(b) the sole power of disposition, (c) the sole power to issue instructions with respect to the matters set forth in Articles 3, 4 and 5 hereof, (d) the sole power to demand dissenters' rights and (e) the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder's Subject Shares with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Except for this Agreement, such Stockholder's Subject Shares are free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust, adverse claim of ownership or other agreement, arrangement, limitation or restriction with respect to the voting or disposition of such Subject Shares; provided, however, that the failure of this representation to be true and correct in all respects shall not be a breach of this Agreement if such failure does not, in any manner, impair or the delay the ability of such Stockholder to perform its obligations under this Agreement.

         SECTION 1.4. NO CONFLICTS. The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (a) if such Stockholder is not an individual, conflict with or violate any provision of the certificate or articles of incorporation or bylaws, trust agreement or other similar documents relating to a trust or any equivalent organizational documents of such Stockholder, (b) to such Stockholder' knowledge, conflict with or violate any Law applicable to such Stockholder or by which any property or asset of such Stockholder is bound or affected, (c) require any consent or approval under, result in any breach of, or loss of any benefit under, or constitute a change of control or default (or any event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which such Stockholder is a party; provided, however, that the failure of this representation to be true and correct in all respects shall not be a breach of this Agreement if such failure does not, in any manner, impair or the delay the ability of such Stockholder to perform its obligations under this Agreement. The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other Person, except such as may be required under the Exchange Act and the rules and regulations of the SEC promulgated thereunder; provided, however, that the failure of this representation to be true and correct in all respects shall not be a breach of this Agreement if such failure does not, in any manner, impair or the delay the ability of such Stockholder to perform its obligations under this Agreement.

                                   ARTICLE 2.
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Each of Parent and Merger Sub, jointly and severally, hereby represents and warrants to each Stockholder as follows:

         SECTION 2.1. ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         SECTION 2.2. AUTHORITY. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to be consummated by Parent and Merger Sub, respectively. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action


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
and no other corporate proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly authorized and validly executed and delivered by Parent and Merger Sub and constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceedings may be brought).

                                   ARTICLE 3.
                                AGREEMENT TO VOTE

         Each Stockholder, severally and not jointly, agrees that:

         SECTION 3.1. AGREEMENT TO VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT. During the period commencing on the date of this Agreement and ending on the Expiration Date (as defined below), at any meeting of stockholders of the Company called to vote upon the Merger Agreement (as amended from time to time) and the transactions contemplated thereby, however called, or at any adjournment thereof or in connection with any written consent of the holders of Common Stock or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement and the transactions contemplated thereby is sought, such Stockholder shall be present (in Person or by proxy) and shall vote (or cause to be voted) all Subject Shares then owned by such Stockholder (i) in favor of the Merger and adoption of the Merger Agreement and the transactions contemplated thereby and (ii) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

         SECTION 3.2. AGREEMENT TO VOTE AGAINST ACQUISITION PROPOSALS. During the period commencing on the date of this Agreement and ending on the Expiration Date, at any meeting of stockholders of the Company, however called, or at any adjournment thereof or in connection with any written consent of the holders of Common Stock or in any other circumstances upon which a vote, consent or other approval is sought, such Stockholder shall be present (in Person or by proxy) and shall vote (or cause to be voted) all Subject Shares then owned by such Stockholder against any of the following (to the extent such a vote, consent or approval is sought): (a) any Acquisition Proposal or other extraordinary corporate transaction involving the Company or its Subsidiaries (other than the Merger); (b) a sale, lease, license or transfer of a material amount of assets of the Company or its Subsidiaries or a reorganization, recapitalization, dissolution, winding up or liquidation of the Company or its Subsidiaries; (c) any change in the management or board of directors of the Company, except as contemplated by the Merger Agreement or otherwise agreed to in writing by Purchaser; (d) any material change in the present capitalization or dividend policy of the Company; (e) any material change in the Company's corporate structure, business, certificate of incorporation or bylaws (each as currently in effect); or (f) any action or agreement that would, to such Stockholder's knowledge, result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled.

                                   ARTICLE 4.
                GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY

         SECTION 4.1. GRANT OF PROXY. Each Stockholder hereby irrevocably grants to and appoints Parent and its successors and assigns, such Stockholder's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares, (a) in favor of the Merger and adoption of the Merger Agreement and the transactions contemplated thereby and (b) against any of the following (to the extent such a vote, consent or approval is sought): (i) any Acquisition Proposal or other extraordinary corporate transaction involving the Company or its Subsidiaries (other than the Merger); (ii) a sale, lease, license or transfer of a material amount of assets of the Company or its Subsidiaries or a reorganization, recapitalization, dissolution, winding up or liquidation of the Company or its Subsidiaries; (iii) any change in the board of directors of the Company, except as contemplated by the Merger Agreement or otherwise agreed to in writing by Purchaser; (iv) any material change in the present capitalization or dividend policy of the Company; (v) any material change in the Company's corporate

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structure, business, certificate of incorporation or bylaws (each as currently in effect) or (vi) any action or agreement that would, to such Stockholder's knowledge, result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled.

         SECTION 4.2. REVOCATION OF PRIOR PROXIES. Each Stockholder represents that any proxies heretofore given in respect of such Stockholder's Subject Shares with respect to matters covered by this Agreement are revocable, that such Stockholder has taken any and all action necessary to revoke all such proxies, and that all such proxies are hereby revoked.

         SECTION 4.3. IRREVOCABLE PROXY COUPLED WITH AN INTEREST. Such Stockholder hereby affirms that the irrevocable proxy set forth in this Article 4 is intended to secure the obligations of the Stockholder under Article 3 hereof, given to induce the Purchaser to enter into the Merger Agreement and coupled with an interest, and may under no circumstances be revoked until its termination upon the Expiration Date. Such Stockholder hereby ratifies and confirms all that such proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.

         SECTION 4.4. COMPANY'S ACCEPTANCE OF PROXY. Each Stockholder covenants to take any and all action necessary or appropriate to assure that the Company or inspector of elections, as applicable, will accept and give effect to the irrevocable proxy appointment set forth in this Article 4, including, without limitation, delivery of this executed Agreement to any inspector of elections, officer or agent of the Company authorized to tabulate votes.

                                   ARTICLE 5.
                            COVENANTS AND AGREEMENTS

         SECTION 5.1. RESTRICTION ON TRANSFER. Each Stockholder agrees not (a) to sell, transfer, pledge, encumber, assign or otherwise dispose of (collectively, "Transfer"), or enter into any contract, option or other arrangement or understanding with respect to the Transfer by such Stockholder of, any of the Subject Shares or offer any interest in any thereof to any Person other than pursuant to the terms of the Merger, provided that, however, each Stockholder may sell such number of Subject Shares as required to satisfy any tax obligation arising out of the vesting of restricted stock awards, (b) to enter into any voting arrangement or understanding, whether by proxy, power of attorney, voting agreement, voting trust or otherwise with respect to the Subject Shares in connection with any Acquisition Proposal and agrees not to commit or agree to take any of the foregoing actions or (c) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

         SECTION 5.2. NO SOLICITATION OF ALTERNATIVE TRANSACTIONS. Each Stockholder agrees to be bound by the following provisions of Section 7.10 of the Merger Agreement to the same extent that the Company is bound (inserting the term "such Stockholder" in lieu of the term "the Company" in each instance that the term "the Company" appears in the applicable provision of Section 7.10 of the Merger Agreement) as if such provisions were restated herein in their entirety: (i) the first sentence of Section 7.10(a); (ii) the first sentence of
Section 7.10(b), but excluding the proviso contained therein and the exception contained in clause (iii) of Section 7.10(b); and (iii) the first two sentences of Section 7.10(c). Each Stockholder also agrees (x) not to enter into any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement or the Merger Agreement, and (y) to promptly request that all confidential information furnished by such Stockholder with respect to any discussions or negotiations relating to any matter covered by clause (i) of the preceding sentence be returned.

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

         SECTION 5.3. FURTHER ASSURANCES. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments and shall take all such other action as Parent and Merger Sub may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

         SECTION 5.4. WAIVER OF DISSENTER'S RIGHTS. Each Stockholder agrees that it will not exercise any rights to dissent from the Merger or demand payment of its respective Subject Shares pursuant to Section 262 of the DGCL or any other similar provisions of law in connection with the Merger.

         SECTION 5.5. DISCLOSURE. Each Stockholder hereby authorizes Purchaser, Merger Sub and the Company to publish and disclose in the Proxy Statement (and all other documents and schedules filed with the SEC in connection with the Merger) its identity and ownership of the Subject Shares and the nature of its commitments, arrangements and understandings under this Agreement.

                                   ARTICLE 6.
                               GENERAL PROVISIONS

         SECTION 6.1. TERMINATION. This Agreement, and all obligations, agreements and waivers hereunder, will terminate and be of no further force and effect on the earliest of (a) unanimous consent of the parties hereto, (b) such date and time as the Merger Agreement is terminated in accordance with its terms, and (c) the Effective Time (the "Expiration Date"); provided, however, that nothing herein shall relieve any party from liability for any breach hereof. Without limiting the generality of the foregoing, the proxy appointment set forth in Article 4 shall remain in full force and effect until this Agreement is terminated in accordance with this Section 6.1.

         SECTION 6.2. BOARD OF DIRECTORS ACTION. No action taken by the Board of Directors of the Company (other than termination of the Merger Agreement in accordance with its terms) shall modify, alter, change or otherwise affect the obligations of any Stockholder hereunder.

         SECTION 6.3. STOCKHOLDER CAPACITY. No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in its capacity as the record holder and beneficial owner of such Stockholder's Subject Shares and nothing in this Agreement shall limit or affect the duties of or any actions taken by any Stockholder in his or her capacity as an officer or director of the Company to the extent consistent with the Merger Agreement. This Section 6.3 shall survive termination of this Agreement.

         SECTION 6.4. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to the remedy of specific performance of such provisions and to an injunction or injunctions and/or such other equitable relief as may be necessary to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 6.5. STOP TRANSFER ORDER; LEGEND. In furtherance of this Agreement, concurrently herewith, each Stockholder shall, and hereby does authorize the Company to, notify the Company's transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting and transfer of such shares). If requested by Merger Sub, each Stockholder agrees as promptly as is reasonably practicable to apply a legend to all certificates representing the Subject Shares referring to the rights granted to Parent and Merger Sub pursuant to this Agreement.

         SECTION 6.6. ADJUSTMENTS TO PREVENT DILUTION, ETC. In the event of a stock dividend or distribution, or any change in the Company's capital stock by reason of any stock dividend, split-up, reclassification, recapitalization, combination or the exchange of shares, the term "Subject Shares" shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Subject Shares may be changed or exchanged.

         SECTION 6.7. AMENDMENTS. This Agreement may not be modified, altered, supplemented or amended except by an instrument in writing signed by each of the parties hereto.

         SECTION 6.8. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent


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

(c/o Purchaser) or Merger Sub, or to the Stockholders at their respective addresses set forth in Annex A hereto (or to such other address as any party may have furnished to the other parties in writing), in accordance with Section 10.2 of the Merger Agreement.

         SECTION 6.9. INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 6.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

         SECTION 6.11. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 6.12. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including, without limitation, the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person other than the parties hereto and the proxies appointed in Section 4.1 any rights or remedies hereunder.

         SECTION 6.13. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         SECTION 6.14. COSTS AND EXPENSES. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

         SECTION 6.15. MULTIPLE STOCKHOLDERS. All representations, warranties, covenants and agreements of the Stockholders in this Agreement are several and not joint, and solely relate to matters involving the subject Stockholder and not the other Stockholders.

         SECTION 6.16. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.16.

         SECTION 6.17. CONSENT TO JURISDICTION. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based


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

on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware, County of New Castle or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the United States District Court for the District of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 6.8 shall be deemed effective service of process.


                            (Signature Pages Follow)












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



         IN WITNESS WHEREOF, Parent, Merger Sub and each Stockholder have caused this Voting Agreement to be signed individually or by their respective officers, as applicable, thereunto duly authorized as of the date first written above.

                                 UTI CORPORATION


                                 By:
                                    -------------------------------------
                                 Name:
                                      -----------------------------------
                                 Title:
                                       ----------------------------------



                                 PINE MERGER CORPORATION


                                 By:
                                    -------------------------------------
                                 Name:
                                      -----------------------------------
                                 Title:
                                       ----------------------------------

                                 [STOCKHOLDERS]


                                 By:
                                    -------------------------------------
                                 Name:
                                      -----------------------------------
                                 Title:
                                       ----------------------------------


                                 [OR]



                                 Name:
                                      -----------------------------------

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        Richard J. Effress (1)                                          5,027






























(1) Mr. Effress may also be deemed to be the beneficial owner of (1) 624,834 shares of common stock (which include 201,666 shares of restricted stock) owned by a family limited partnership, the general partner of which is a limited liability company in which Mr. Effress's spouse holds a majority interest and Mr. Effress holds a minority interest, and the limited partners of which are Mr. Effress's spouse and a trust and (2) 3,724 shares of common stock owned by a trust established for the benefit of Mr. Effress's children. The address of Mr. Effress is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        Joseph Ciffolillo(2)                                            17,694






























(2) Mr. Ciffolillo may also be deemed to be the beneficial owner of 28,178 shares of common stock owned by River Edge Partners, Inc. The address of Mr. Ciffolillo is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        Paul E. Fulchino(3)                                             5,896






























(3) The address of Mr. Fulchino is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        John Galiardo(4)                                                46,305






























(4) The address of Mr. Galiardo is 56 Crooked Tree Lane, Princeton, New Jersey 08540.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        William J. Kidd(5)                                              15,390






























(5) Mr. Kidd may also be deemed to be the beneficial owner of (1) 725,593 shares of common stock that are owned by Mr. Kidd's spouse; (2) 665,098 shares of common stock owned by a trust for the benefit of Mr. Kidd's spouse and descendants; and (3) 806,990 shares of common stock owned by certain trusts established for the benefit of Mr. Kidd's children. The address of Mr. Kidd is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        William J. Kullback(6)                                         109,053






























(6) The address of Mr. Kullback is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                    ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        T. Michael Long(7)                                           17,694






























(7) Mr. Long, a general partner of Brown Brothers Harriman & Co., which is the general partner of The 1818 Fund III, L.P., may also be deemed to be the beneficial owner of the 3,418,366 shares held of record by The 1818 Fund III, L.P. due to his role as co-manager of The 1818 Fund III, L.P. The address of Mr. Long is 59 Wall Street, New York, New York 10005.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        Ross W. Manire(8)                                               30,718






























(8) Mr. Manire, as director and officer of Odyssey Corp., the general partner of Manire Limited Partnership, may also be deemed to be the beneficial owner of the 48,833 shares of common stock owned by the Manire Limited Partnership. The address of Mr. Manire is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        Carl S. Sloane(9)                                               32,006






























(9) The address of Mr. Sloane is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        The 1818 Fund III, L.P.(10)                                    3,418,366






























(10) Brown Brothers Harriman & Co., which is the general partner of The 1818 Fund III, L.P., and the co-managers of The 1818 Fund III, L.P. (one of whom is T. Michael Long) may be deemed to share beneficial ownership of the 3,418,366 shares of common stock owned by The 1818 Fund III, L.P. The address of The 1818 Fund III, L.P. is 59 Wall Street, New York, New York 10005.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        Dean Schauer(11)                                                3,304






























(11) The address of Mr. Schauer is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        Manire Limited Partnership(12)                                  48,833






























(12) Odyssey Corp., the general partner of Manire Limited Partnership, and Ross
     W. Manire as director and officer of Odyssey Corp., may also be deemed to share the beneficial ownership of the 48,833 shares of common stock owned by the Manire Limited Partnership. The address of the Manire Limited Partnership is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        Rolf Dahl(13)                                                   86,560






























(13) The address of Mr. Dahl is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        Daniel C. Croteau(14)                                           109,793






























(14) The address of Mr. Croteau is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        William G. Ellerkamp(15)                                        10,356






























(15) The address of Mr. Ellerkamp is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        Ralph M. Polumbo(16)                                             94,969






























(16) The address of Mr. Polumbo is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        R. Richard Snider(17)                                         181,343






























(17) The address of Mr. Snider is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        Carla G. Kidd(18)                                               725,593






























(18) Mrs. Kidd may also be deemed to be the beneficial owner of (1) 665,098 shares of common stock owned by a trust for the benefit of Mrs. Kidd and her spouse's descendants; and (2) 806,990 shares of common stock owned by certain trusts established for the benefit of Mrs. Kidd's children. Mrs. Kidd's address c/o Kidd & Company, LLC, Three Pickwick Plaza, Greenwich, Connecticut 06830.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        River Edge Partners, Inc.(19)                                   28,178






























(19) Joseph Ciffolillo may also be deemed to share beneficial ownership of the 28,178 shares of common stock owned by River Edge Partners, Inc. The address of River Edge Partners, Inc is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        Sand Dollar Partners, L.P.(20)                                  624,834






























(20) Sand Dollar Partners, LLC, as general partner of Sand Dollar Partners, L.P. and Jessica Effress, as manager of Sand Dollar Partners, LLC, may be deemed to share beneficial ownership of the 624,834 shares of common stock owned by Sand Dollar Partners, L.P. The address of Sand Dollar Partners, L.P. is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        Catherine M. Kidd Trust(21)                                     210,612






























(21) William J. Kidd and Carla G. Kidd may also be deemed to share beneficial ownership of the shares owned by the Catherine M. Kidd Trust. The address of the Catherine M. Kidd Trust is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        Cara E. Kidd Trust(22)                                          220,163






























(22) William J. Kidd and Carla G. Kidd may also be deemed to share beneficial ownership of the Cara E. Kidd Trust. The address of the Cara E. Kidd Trust is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        Thomas C. Kidd Trust(23)                                        220,163






























(23) William J. Kidd and Carla G. Kidd may also be deemed to share beneficial ownership of the Thomas C. Kidd Trust. The address of the Thomas C. Kidd Trust is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        Richard J. Effress Family Trust(24)                             3,724






























(24) Richard J. Effress and Jessica Effress may also be deemed to share beneficial ownership of 3,724 shares of common stock owned by the Richard
     J. Effress Family Trust. The address of the Richard J. Effress Family Trust is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        Catherine M. Kidd Grantor Trust(25)                             9,551






























(25) William J. Kidd and Carla G. Kidd may also be deemed to share beneficial ownership of the shares owned by the Catherine M. Kidd Grantor Trust. The address of the Catherine M. Kidd Grantor Trust is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        William J. Kidd Grantor Trust(26)                               146,501






























(26) William J. Kidd and Carla G. Kidd may also be deemed to share beneficial ownership of the shares owned by the William J. Kidd Grantor Trust. The address of the William J. Kidd Grantor Trust is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.

                                     ANNEX A

                                                                    NUMBER OF
           NAME                                                   SUBJECT SHARES
           ----                                                   --------------

        Mohegan Investments, LLC(27)                                    665,098






























(27) William J. Kidd and Carla G. Kidd may also be deemed to share beneficial ownership of the shares owned by Mohegan Investments, LLC. The address of Mohegan Investments, LLC is c/o MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305.